                                   EXHIBIT 12(b)
                       WELLS FARGO & COMPANY AND SUBSIDIARIES
                 COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                              AND PREFERRED DIVIDENDS


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                                                                                                     Year ended December 31,
                                                                 -------------------------------------------------------------------
(in millions)                                                      1998           1997           1996           1995           1994
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EARNINGS, INCLUDING INTEREST ON DEPOSITS (1):
  Income before income tax expense                                $3,293         $4,193         $3,767         $3,201       $2,635
  Fixed charges                                                    5,218          5,149          4,816          4,000        2,854
                                                                   ------        -------        -------        -------      ------
                                                                  $8,511         $9,342         $8,583         $7,201       $5,489
                                                                   ------        -------        -------        -------      ------
                                                                   ------        -------        -------        -------      ------

Preferred dividend requirement                                    $   35         $   43         $   85         $   83       $   71
Ratio of income before income tax expense to net income             1.69           1.68           1.69           1.61         1.60
                                                                   ------        -------        -------        -------      ------

Preferred dividends (2)                                           $   59         $   72         $  144         $  134       $  114
                                                                   ------        -------        -------        -------      ------
Fixed charges (1):
  Interest expense                                                 5,065          4,954          4,619          3,879        2,745
  Estimated interest component of net rental expense                 153            195            197            121          109
                                                                   ------        -------        -------        -------      ------
                                                                   5,218          5,149          4,816          4,000        2,854
                                                                   ------        -------        -------        -------      ------
  Fixed charges and preferred dividends                           $5,277         $5,221         $4,960         $4,134       $2,968
                                                                   ------        -------        -------        -------      ------
                                                                   ------        -------        -------        -------      ------

Ratio of earnings to fixed charges and preferred dividends (3)      1.61           1.79           1.73           1.74         1.85
                                                                   ------        -------        -------        -------      ------
                                                                   ------        -------        -------        -------      ------


EARNINGS, EXCLUDING INTEREST ON DEPOSITS:
  Income before income tax expense                                $3,293         $4,193         $3,767         $3,201       $2,635
  Fixed charges                                                    2,107          1,999          1,905          1,847        1,137
                                                                   ------        -------        -------        -------      ------
                                                                  $5,400         $6,192         $5,672         $5,048       $3,772
                                                                   ------        -------        -------        -------      ------
                                                                   ------        -------        -------        -------      ------

Preferred dividends (2)                                           $   59         $   72         $  144         $  134       $  114
                                                                   ------        -------        -------        -------      ------
Fixed charges:
  Interest expense                                                 5,065          4,954          4,619          3,879        2,745
  Less interest on deposits                                        3,111          3,150          2,911          2,153        1,717
  Estimated interest component of net rental expense                 153            195            197            121          109
                                                                   ------        -------        -------        -------      ------
                                                                   2,107          1,999          1,905          1,847        1,137
                                                                   ------        -------        -------        -------      ------
  Fixed charges and preferred dividends                           $2,166         $2,071         $2,049         $1,981       $1,251
                                                                   ------        -------        -------        -------      ------
                                                                   ------        -------        -------        -------      ------

Ratio of earnings to fixed charges and preferred dividends (3)      2.49           2.99           2.77           2.55         3.02
                                                                   ------        -------        -------        -------      ------
                                                                   ------        -------        -------        -------      ------
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(1)  As defined in Item 503(d) of Regulation S-K.
(2) The preferred dividends were increased to amounts representing the pretax earnings that would be required to cover such dividend requirements.
(3) These computations are included herein in compliance with Securities and Exchange Commission regulations. However, management believes that fixed charge ratios are not meaningful measures for the business of the Company because of two factors. First, even if there was no change in net income, the ratios would decline with an increase in the proportion of income which is tax-exempt or, conversely, they would increase with a decrease in the proportion of income which is tax-exempt. Second, even if there was no change in net income, the ratios would decline if interest income and interest expense increase by the same amount due to an increase in the level of interest rates or, conversely, they would increase if interest income and interest expense decrease by the same amount due to a decrease in the level of interest rates.